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                                                                    EXHIBIT 23.3

Consent of BDO Seidman, LLP





Access Integrated Technologies, Inc.
Morristown, New Jersey

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 3, 2003, relating to the consolidated financial statements of Hollywood Software, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO Seidman, LLP

Los Angeles, California
August 5, 2003